EXHIBIT 10.1
WESTERN GAS PARTNERS, LP
2017 LONG TERM INCENTIVE PLAN
SECTION 1
Purpose of the Plan
The Western Gas Partners, LP 2017 Long Term Incentive Plan (the “Plan”) has been adopted by Western Gas Holdings, LLC, a Delaware limited liability company (the “Company”) and general partner of Western Gas Partners, LP (the “Partnership”). The purpose of the Plan is to promote the interests of the Partnership and its unitholders by strengthening its ability to attract, retain and motivate qualified individuals to serve as Directors and Employees.
SECTION 2
Definitions
The following terms shall have the meanings set forth in this Section 2:
“409A Award” means an Award that constitutes a “deferral of compensation” within the meaning of the 409A Regulations, whether by design, due to a subsequent modification in the terms and conditions of such Award or as a result of a change in applicable law following the date of grant of such Award, and that is not exempt from Section 409A of the Code pursuant to an applicable exemption.
“409A Regulations” means the applicable Treasury regulations and other interpretive guidance promulgated pursuant to Section 409A of the Code.
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
“Award” means an Option, Unit Appreciation Right, Restricted Unit, Phantom Unit, Other Unit-Based Award, Cash Award, a Unit Award, or a Substitute Award granted under the Plan, and includes any tandem DERs granted with respect to an Award (other than a Restricted Unit or Unit Award).
“Award Agreement” means the written or electronic agreement by which an Award shall be evidenced, including applicable terms and conditions of the Award.
“Board” means the Board of Directors or Managers, as the case may be, of the Company.
“Cash Award” means an award denominated in cash.
“Change of Control” means, and shall be deemed to have occurred upon one or more of the following events:
(i)    any “person” or “group” within the meaning of those terms as used in Sections 13(d) and 14(d)(2) of the Exchange Act, other than an Affiliate of the Company, shall become the beneficial owner, by way of merger, consolidation, recapitalization, reorganization or otherwise, of 50% or more of the combined voting power of the equity interests in the Company;
(ii) the members of the Company approve, in one or a series of transactions, a plan of complete liquidation of the Company; provided, however, that any such liquidation shall not constitute a Change of Control if an Affiliate of the Company (as determined immediately prior to the liquidation of the Company) becomes the general partner of the Partnership upon the liquidation of the Company;

(iii) the sale or other disposition by the Company of all or substantially all of its assets in one or more transactions to any Person other than an Affiliate of the Company; or
(iv) the Company or an Affiliate of the Company ceases to be the general partner of the Partnership.
Notwithstanding the foregoing, with respect to a 409A Award where a Change of Control would accelerate the timing of payment thereunder, the term “Change of Control” shall mean a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company as defined in Section 409A of the Code and the 409A Regulations, but only to the extent inconsistent with the above definition, and only to the minimum extent necessary to comply with Section 409A of the Code and the 409A Regulations as determined by the Committee.
“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, and the temporary or final regulations of the Secretary of the United States Treasury adopted pursuant to the Code.
“Committee” means the Board or a committee of the Board appointed by the Board to administer the Plan.
“DER” means a contingent right, granted in tandem with a specific Award (other than a Restricted Unit or Unit Award), to receive with respect to each Unit subject to the Award an amount in cash, Units, and/or Phantom Units equal in value to the distributions made by the Company with respect to a Unit during the period such Award is outstanding.
“Director” means a member of the Board who is not an Employee.
“Employee” means an employee of the Partnership, the Company, Anadarko Petroleum Corporation or any other Affiliate of the Company.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Fair Market Value” means the closing sales price of a Unit on the principal national securities exchange or other market in which trading in Units occurs on the applicable date (or, if there is no trading in the Units on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). If Units are not traded on a national securities exchange or other market at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee in such a manner as it deems appropriate, consistent with the requirements of Section 409A of the Code and the 409A Regulations.
“Option” means an option to purchase Units granted under the Plan.
“Other Unit-Based Award” means an Award granted pursuant to Section 6(e) of the Plan.
“Participant” means an Employee or Director granted an Award under the Plan.
“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, governmental agency or political subdivision thereof or other entity.
“Phantom Unit” means a notional unit granted under the Plan that upon vesting entitles the Participant to receive, at the time of settlement, a Unit or an amount of cash equal to the Fair Market Value of a Unit, as determined by the Committee in its discretion.
“Qualified Member” means a member of the Committee who is a “nonemployee director” within the meaning of Rule 16b-3(b)(3).
“Restricted Period” means the period established by the Committee with respect to an Award during which the Award remains subject to forfeiture and is either not exercisable by or payable to the Participant, as the case may be.
“Restricted Unit” means a Unit granted under the Plan that is subject to a Restricted Period.
“Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.

“SEC” means the Securities and Exchange Commission, or any successor thereto.
“Substitute Award” means an award granted pursuant to Section 6(g) of the Plan.
“UDR” means a distribution made by the Partnership with respect to a Restricted Unit.
“Unit” means a common unit of the Partnership.
“Unit Appreciation Right” or “UAR” means a contingent right that entitles the holder to receive all or part of the excess of the Fair Market Value of a Unit on the exercise date of the UAR over the exercise price of the UAR. Such excess shall be paid in Units, cash or any combination thereof, in the discretion of the Committee.
“Unit Award” means a grant of a Unit that is not subject to a Restricted Period.
SECTION 3
Administration
(a) Authority of the Committee. The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the following and applicable law, the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to grant Awards under the Plan, to the Chief Executive Officer of the Company, subject to such limitations on such delegated powers and duties as the Committee may impose, if any. Upon any such delegation, all references in the Plan to the “Committee,” other than in Section 7, shall be deemed to include the Chief Executive Officer; provided, however, that such delegation shall not limit the Chief Executive Officer’s right to receive Awards under the Plan. Notwithstanding the foregoing, the Chief Executive Officer may not grant Awards to, or take any action with respect to any Award previously granted to, a person who is an officer subject to Rule 16b-3 or a Director. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be vested, settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and (ix) ensure the payment of any Award or benefit hereunder is made in full compliance with the requirements of Section 409A of the Code and the 409A Regulations. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or an Award Agreement in such manner and to such extent as the Committee deems necessary or appropriate.
(b) Manner and Exercise of Committee Authority. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including, without limitation, the Company, the Partnership, any Affiliate, any Participant, and any beneficiary of a Participant. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting the power or authority of the Committee.
(c) Board Not Administering the Plan. In the event that the full Board is not acting as the Committee, the committee of the Board that is acting as the Committee for purposes of this Plan must comply with the requirements of this Section 3(c). At any time that a member of such Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Partnership may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that upon such abstention or recusal the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for all purposes of the Plan.

(d) Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to it, him or her by any officer or employee of the Company, the Partnership or their Affiliates, the Company’s or the Partnership’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company, the Partnership or any of their Affiliates acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.
(e) Exemptions from Section 16(b) Liability. It is the general intent of the Company that the grant of any Awards to, or other transaction by, a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 or another applicable exemption (except for transactions acknowledged by the Participant in writing to be non-exempt). Accordingly, if any provision of the Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 or such other exemption as then applicable to any such transaction, such provision shall be construed or deemed amended or inoperative to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b) of the Exchange Act (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3).
SECTION 4
Units
(a) Limits on Units Deliverable. Subject to adjustment as provided in Section 4(c), the total aggregate number of Units that may be delivered with respect to Awards under the Plan is 2,250,000. Units withheld from an Award or surrendered by a Participant to satisfy the Company’s, Partnership’s or an Affiliate’s tax withholding obligations (including the withholding of Units with respect to Restricted Units) or to satisfy the payment of any exercise price with respect to the Award shall not be considered to be Units delivered under the Plan for this purpose. If any Award is forfeited, cancelled, exercised, settled in cash, or otherwise terminates or expires without the actual delivery of Units pursuant to such Award (the grant of Restricted Units is not a delivery of Units for this purpose), the Units subject to such Award shall again be available for Awards under the Plan (including Units not delivered in connection with the exercise of an Option or Unit Appreciation Right). There shall not be any limitation on the number of Awards that may be granted and paid in cash.
(b) Sources of Units Deliverable Under Awards. Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units acquired in the open market, from the Company, the Partnership, any Affiliate or any other Person, or any combination of the foregoing, as determined by the Committee in its discretion.
(c) Anti-dilution Adjustments. Notwithstanding anything contained in Section 7, with respect to any “equity restructuring” event that could result in an additional compensation expense to the Company or the Partnership pursuant to the provisions of FASB Accounting Standards Codification, Topic 718, if adjustments to Awards with respect to such event were discretionary, the Committee shall equitably adjust the number and type of Units covered by each outstanding Award and the terms and conditions, including the exercise price and performance criteria (if any), of such Award to equitably reflect such restructuring event and shall adjust the number and type of Units (or other securities or property) with respect to which Awards may be granted after such event. With respect to any other similar event that would not result in an accounting charge under FASB Accounting Standards Codification, Topic 718, if the adjustment to Awards with respect to such event were subject to discretionary action, the Committee shall have complete discretion to adjust Awards in such manner as it deems appropriate with respect to such other event. In the event the Committee makes any adjustment pursuant to the foregoing provisions of this Section 4(c), the Committee shall make a corresponding and proportionate adjustment with respect to the maximum number of Units that may be delivered with respect to Awards under the Plan as provided in Section 4(a) and the kind of Units or other securities available for grant under the Plan.
(d) Additional Issuances. Except as hereinbefore expressly provided, the issuance by the Company or the Partnership of Units for cash, property, labor or services, upon direct sale, or upon the conversion of Units or obligations of the Company or the Partnership convertible into such Units, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Units subject to Awards theretofore granted pursuant to the Plan.

SECTION 5
Eligibility
Any Employee or Director shall be eligible to be designated a Participant and receive an Award under the Plan. If the Units issuable pursuant to an Award are intended to be registered with the SEC on Form S-8, then only Employees and Directors of the Partnership or a parent or subsidiary of the Partnership who are considered “employees” (within the meaning of General Instruction A.1(a) to Form S-8) will be eligible to receive such an Award.
SECTION 6
Awards
(a)    Options. The Committee may grant Options that are intended to comply with Section 1.409A-l(b)(5)(i)(A) of the 409A Regulations only to Employees or Directors performing services on the date of grant for the Partnership or a corporation or other type of entity in a chain of corporations or other entities in which each corporation or other entity has a “controlling interest” in another corporation or entity in the chain, starting with the Partnership and ending with the corporation or other entity for which the Employee or Director performs services. For purposes of this Section 6(a), “controlling interest” means (i) in the case of a corporation, ownership of stock possessing at least 50% of total combined voting power of all classes of stock of such corporation entitled to vote or at least 50% of the total value of shares of all classes of stock of such corporation; (ii) in the case of a partnership, ownership of at least 50% of the profits interest or capital interest of such partnership; (iii) in the case of a sole proprietorship, ownership of the sole proprietorship; or (iv) in the case of a trust or estate, ownership of an actuarial interest (as defined in Section 1.414(c)-2(b)(2)(ii) of the 409A Regulations) of at least 50% of such trust or estate. The Committee may grant Options that are otherwise exempt from or compliant with Section 409A of the Code to any eligible Employee or Director. The Committee shall have the authority to determine the number of Units to be covered by each Option, the purchase price therefore and the Restricted Period and other conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.
(i) Exercise Price. The exercise price per Unit purchasable under an Option that does not provide for the deferral of compensation under the 409A Regulations shall be determined by the Committee at the time the Option is granted but, except with respect to Substitute Awards, may not be less than the Fair Market Value of a Unit as of the date of grant of the Option. For purposes of this Section 6(a)(i), the Fair Market Value of a Unit shall be determined as of the date of grant. The exercise price per Unit purchasable under an Option that does not provide for the deferral of compensation by reason of satisfying the short-term deferral rule set forth in the 409A Regulations or that is compliant with Section 409A of the Code shall be determined by the Committee at the time the Option is granted.
(ii) Time and Method of Exercise. The Committee shall determine the exercise terms and the Restricted Period with respect to an Option grant, which may include, without limitation, a provision for accelerated vesting upon the achievement of specified performance goals or other events, and the method or methods by which payment of the exercise price with respect to an Option may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the Company, withholding Units from the Award, a “cashless-broker” exercise through procedures approved by the Company, or any combination of the above methods, having a Fair Market Value on the exercise date equal to the relevant exercise price. Options shall in no event have a term longer than ten (10) years from the date of grant.
(iii) Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment or service to the Company and its Affiliates or membership on the Board or the board of directors of an Affiliate, whichever is applicable, for any reason during the applicable Restricted Period, all unvested Options shall be forfeited by the Participant. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Options; provided that the waiver contemplated under this Section 6(a)(iii) shall be effective only to the extent that such waiver will not cause the Participant’s Options that are designed to satisfy Section 409A of the Code to fail to satisfy such Section.

(b) Unit Appreciation Rights. The Committee may grant Unit Appreciation Rights that are intended to comply with Section 1.409A-l(b)(5)(i)(B) of the 409A Regulations only to Employees or Directors performing services on the date of grant for the Partnership or a corporation or other type of entity in a chain of corporations or other entities in which each corporation or other entity has a “controlling interest” in another corporation or entity in the chain, starting with the Partnership and ending with the corporation or other entity for which the Employee or Director performs services. For purposes of this Section 6(b), “controlling interest” means (i) in the case of a corporation, ownership of stock possessing at least 50% of total combined voting power of all classes of stock of such corporation entitled to vote or at least 50% of the total value of shares of all classes of stock of such corporation; (ii) in the case of a partnership, ownership of at least 50% of the profits interest or capital interest of such partnership; (iii) in the case of a sole proprietorship, ownership of the sole proprietorship; or (iv) in the case of a trust or estate, ownership of an actuarial interest (as defined in Section 1.414(c)-2(b)(2)(ii) of the 409A Regulations) of at least 50% of such trust or estate. The Committee may grant Unit Appreciation Rights that are otherwise exempt from or compliant with Section 409A of the Code to any eligible Employee or Director. The Committee shall have the authority to determine the Employees and Directors to whom Unit Appreciation Rights shall be granted, the number of Units to be covered by each grant, whether Units or cash shall be delivered upon exercise, the exercise price therefor and the conditions and limitations applicable to the exercise of the Unit Appreciation Rights, including the following terms and conditions and such additional terms and conditions as the Committee shall determine, that are not inconsistent with the provisions of the Plan.
(i) Exercise Price. The exercise price per Unit Appreciation Right that does not provide for the deferral of compensation under the 409A Regulations shall be determined by the Committee at the time the Unit Appreciation Right is granted but, except with respect to Substitute Awards, may not be less than the Fair Market Value of a Unit as of the date of grant of the Unit Appreciation Right. For purposes of this Section 6(b)(i), the Fair Market Value of a Unit shall be determined as of the date of grant. The exercise price per Unit Appreciation Right that does not provide for the deferral of compensation by reason of satisfying the short-term deferral rule set forth in the 409A Regulations or that is compliant with Section 409A of the Code shall be determined by the Committee at the time the Unit Appreciation Right is granted.
(ii) Time of Exercise. The Committee shall determine the Restricted Period and the time or times at which a Unit Appreciation Right may be exercised in whole or in part, which may include, without limitation, accelerated vesting upon the achievement of specified performance goals or other events.
(iii) Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment with or service to the Company, the Partnership and their Affiliates or membership on the Board or the board of directors of an Affiliate, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding Unit Appreciation Rights awarded to the Participant shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Unit Appreciation Rights; provided that the waiver contemplated under this Section 6(b)(iii) shall be effective only to the extent that such waiver will not cause the Participant’s Unit Appreciation Rights that are designed to satisfy Section 409A of the Code to fail to satisfy such Section.
(c) Restricted Units and Phantom Units. The Committee shall have the authority to determine the Employees and Directors to whom Restricted Units or Phantom Units shall be granted, the number of Restricted Units or Phantom Units to be granted to each such Participant, the Restricted Period, the conditions under which the Restricted Units or Phantom Units may become vested or forfeited and such other terms and conditions as the Committee may establish with respect to such Awards.
(i) UDRs. To the extent provided by the Committee, in its discretion, a grant of Restricted Units may provide that the distributions made by the Company with respect to the Restricted Units shall be subject to the same forfeiture and other restrictions as the Restricted Unit and, if restricted, such distributions shall be held, without interest, until the Restricted Unit vests or is forfeited with the UDR being paid or forfeited at the same time, as the case may be. In addition, the Committee may provide that such distributions be used to acquire additional Restricted Units for the Participant. Such additional Restricted Units may be subject to such vesting and other terms as the Committee may prescribe. Absent such a restriction on the UDRs in the Award Agreement, UDRs shall be paid to the holder of the Restricted Unit without restriction at the same time as cash distributions are paid by the Partnership to its unitholders. Notwithstanding the foregoing, UDRs shall only be paid in a manner that is either exempt from or in compliance with Section 409A of the Code.

(ii) Forfeitures. Except as otherwise provided in the terms of the Restricted Units or Phantom Units Award Agreement, upon termination of a Participant’s employment with or services to the Company and/or its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding, unvested Restricted Units and Phantom Units awarded the Participant shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Restricted Units and/or Phantom Units; provided that the waiver contemplated under this Section 6(c)(ii) shall be effective only to the extent that such waiver will not cause the Participant’s Restricted Units and/or Phantom Units that are designed to satisfy Section 409A of the Code to fail to satisfy such Section.
(iii) Lapse of Restrictions.
(A) Phantom Units. No later than the 15th calendar day following the vesting of each Phantom Unit, subject to the provisions of Section 8(b), the Participant shall be entitled to settlement of such Phantom Unit and shall receive one (1) Unit or an amount in cash equal to the Fair Market Value of a Unit (for purposes of this Section 6(c)(iii), as calculated on the last day of the Restricted Period), as determined by the Committee in its discretion.
(B) Restricted Units. Upon or as soon as reasonably practical following the vesting of each Restricted Unit, subject to satisfying the tax withholding obligations of Section 8(b), the Participant shall be entitled to have the restrictions removed from his or her Unit certificate so that the Participant then holds an unrestricted Unit.
(d) Unit Awards. The Committee shall have the authority to grant a Unit Award under the Plan to any Employee or Director in a number determined by the Committee in its discretion, as a bonus or additional compensation or in lieu of cash compensation the individual is otherwise entitled to receive, in such amounts as the Committee determines to be appropriate.
(e) Other Unit-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Units, as deemed by the Committee to be consistent with the purposes of this Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Units, purchase rights for Units, Awards with value and payment contingent upon performance of the Partnership or any other factors designated by the Committee, and Awards valued by reference to the book value of Units or the value of securities of or the performance of specified Affiliates of the Company or the Partnership. The Committee shall determine the terms and conditions of such Awards. Units delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(e) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Units, other Awards, or other property, as the Committee shall determine. Cash Awards, as an element of or supplement to, or independent of any other Award under this Plan, may also be granted pursuant to this Section 6(e).
(f) DERs. To the extent provided by the Committee, in its discretion, an Award (other than a Restricted Unit or Unit Award) may include a tandem DER grant, which may provide that such DERs shall be paid directly to the Participant, be reinvested into additional Awards, be credited to a bookkeeping account (with or without interest in the discretion of the Committee) subject to the same vesting restrictions as the tandem Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion. Absent a contrary provision in the Award Agreement, DERs shall be paid to the Participant without restriction at the same time as ordinary cash distributions are paid by the Partnership to its unitholders. Notwithstanding the foregoing, DERs shall only be paid in a manner that is either exempt from or in compliance with Section 409A of the Code.
(g) Substitute Awards. Awards may be granted under the Plan in substitution for similar awards held by individuals who become Employees or Directors as a result of a merger, consolidation or acquisition by the Partnership or an Affiliate of another entity or the assets of another entity. Such Substitute Awards that are Options or Unit Appreciation Rights may have exercise prices less than the Fair Market Value of a Unit on the date of the substitution if such substitution complies with Section 409A of the Code and the 409A Regulations and other applicable laws and exchange rules.

(h) Performance Awards. The right of a Participant to receive a grant, and the right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions.
(i) General.
(i) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Partnership or any Affiliate. Awards granted in addition to, in substitution for, or in tandem with other Awards or awards granted under any other plan of the Partnership or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award. Awards under the Plan may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company, the Partnership, or any Affiliate, in which the value of Units subject to the Award is equivalent in value to the cash compensation, or in which the exercise price, grant price, or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Units minus the value of the cash compensation surrendered. Awards granted pursuant to the preceding sentence shall be designed, awarded and settled in a manner that does not result in additional taxes under Section 409A the Code and the 409A Regulations.
(ii) Limits on Transfer of Awards.
(A) Except as provided in Paragraph (C) below, each Option and Unit Appreciation Right shall be exercisable only by the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.
(B) Except as provided in Paragraph (C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, the Partnership or any Affiliate.
(C) To the extent specifically provided by the Committee with respect to an Option or Unit Appreciation Right, an Option or Unit Appreciation Right may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may from time to time establish.
(iii) Term of Awards; Terms and Conditions. The term of each Award shall be for such period as may be determined by the Committee. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 7(b)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant, or termination of the Participant’s service relationship with the Company, the Partnership, or their Affiliates, and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan; provided, however, that the Committee shall not have any discretion to accelerate the terms of payment of any 409A Award if such acceleration would subject a Participant to additional taxes under Section 409A the Code and the 409A Regulations.

(iv) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company, the Partnership, or any Affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including without limitation cash, Units, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis; provided, however, that any such deferred payment will be set forth in the agreement evidencing such Award and/or otherwise made in a manner that will not result in additional taxes under the Code and the 409A Regulations. Except as otherwise provided herein, the settlement of any Award may be accelerated, and cash paid in lieu of Units in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change of Control). Installment or deferred payments may be required by the Committee (subject to Section 7(b) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee and in compliance with Section 409A the Code and the 409A Regulations. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of DERs or other amounts in respect of installment or deferred payments denominated in Units. This Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.
(v) Issuance of Units. The Units or other securities of the Partnership delivered pursuant to an Award may be evidenced in any manner deemed appropriate by the Committee in its sole discretion, including, but not limited to, in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be inscribed on any such certificates to make appropriate reference to such restrictions.
(vi) Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee shall determine.
(vii) Delivery of Units or other Securities and Payment by Participant of Consideration. Notwithstanding anything in the Plan or any Award Agreement to the contrary, delivery of Units pursuant to the exercise, vesting and/or settlement of an Award may be deferred for any period during which, in the good faith determination of the Committee, the Company is not reasonably able to obtain Units to deliver pursuant to such Award without violating applicable law or the applicable rules or regulations of any governmental agency or authority or securities exchange. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the Company.
(viii) Additional Agreements. Each Employee or Director to whom an Award is granted under this Plan may be required to agree in writing, as a condition to the grant of such Award or otherwise, to subject an Award that is exercised or settled following such Person’s termination of services with the Company, the Partnership or their Affiliates to a general release of claims and/or a noncompetition agreement in favor of the Company, the Partnership, and their Affiliates, with the terms and conditions of such agreement(s) to be determined in good faith by the Committee.
SECTION 7
Amendment and Termination
Except to the extent prohibited by applicable law:
(a) Amendments to the Plan. Except as required by the rules of the principal securities exchange on which the Units are traded and subject to Section 7(b) below, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner, including increasing the number of Units available for Awards under the Plan, without the consent of any Participant, other holder or beneficiary of an Award, or any other Person.

(b) Amendments to Awards. Subject to Section 7(a), the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change, other than pursuant to Section 7(c), in any Award shall (i) materially reduce the rights or benefits of a Participant with respect to an Award without the consent of such Participant, and/or (ii) result in taxation to the Participant under Section 409A of the Code unless otherwise determined by the Board.
(c) Actions Upon the Occurrence of Certain Events. Upon the occurrence of a Change of Control; a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant and similar corporate event that is not a Change of Control; any change in applicable law or regulation affecting the Plan or Awards thereunder; or any change in accounting principles affecting the financial statements of the Partnership or the Company, the Committee, in its sole discretion, without the consent of any Participant or holder of the Award, and on such terms and conditions as it deems appropriate, may take any one or more of the following actions in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or an outstanding Award:
(i) provide for either (A) the termination of any Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of such transaction or event, the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;
(ii) provide that such Award be assumed by the successor or survivor entity, or a parent or subsidiary thereof, or be exchanged for similar options, rights or awards covering the equity of the successor or survivor, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of equity interests and prices;
(iii) make adjustments in the number and type of Units (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Awards or in the terms and conditions of (including the exercise price), and the vesting and performance criteria included in, outstanding Awards, or both;
(iv) provide that such Award shall be exercisable or payable, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and
(v) provide that the Award cannot be exercised or become payable after such event, i.e., shall terminate upon such event.
Notwithstanding the foregoing, with respect to an above event that is an “equity restructuring” event that would be subject to a compensation expense pursuant FASB Accounting Standards Codification, Topic 718, the provisions in Section 4(c) shall control to the extent they are in conflict with the discretionary provisions of this Section 7.
SECTION 8
General Provisions
(a) No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.

(b) Tax Withholding. Unless other arrangements have been made that are acceptable to the Company or an Affiliate, the Partnership or an Affiliate is authorized to deduct, withhold, or cause to be deducted or withheld, from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Units, Units that would otherwise be issued pursuant to such Award or other property) of any applicable taxes payable in respect of the grant or settlement of an Award, its exercise, the lapse of restrictions thereon, or any other payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy its withholding obligations for the payment of such taxes. Notwithstanding the foregoing, with respect to any Participant who is subject to Rule 16b-3, such tax withholding automatically shall be effected by the Company either by (i) “netting” or withholding Units otherwise deliverable to the Participant on the vesting or payment of such Award, or (ii) requiring the Participant to pay an amount equal to the applicable taxes payable in cash. If such tax withholding amounts are satisfied through net settlement or previously owned Units, the maximum number of Units that may be so withheld or surrendered shall be the number of Units that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Partnership, the Company or an Affiliate of either with respect to such Award, as determined by the Committee.
(c) No Right to Employment or Services. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Partnership, the Company or any Affiliate or to remain on the Board, as applicable. Furthermore, the Company or an Affiliate may at any time dismiss a Participant from employment or his or her service relationship free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award Agreement or other agreement.
(d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Texas without regard to its conflicts of laws principles.
(e) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
(f) Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation or the rules of the principal securities exchange on which the Units are then traded, or entitle the Company or an Affiliate to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.
(g) Section 409A of the Code.
(i) The Plan is intended to be administered, operated and construed in compliance with Section 409A of the Code and the 409A Regulations. Notwithstanding this or any other provision of the Plan to the contrary, the Board or the Committee may amend the Plan in any manner, or take any other action, that either of them determines, in its sole discretion, is necessary, appropriate or advisable to cause the Plan to comply with Section 409A of the Code and the 409A Regulations. Any such action, once taken, shall be deemed to be effective from the earliest date necessary to avoid a violation of Section 409A of the Code and the 409A Regulations and shall be final, binding and conclusive on all Participants and other individuals having or claiming any right or interest under the Plan.
(ii) Notwithstanding the provisions of the Plan or any Award Agreement, if the Participant is a “specified employee” as defined in the 409A Regulations at the time of his “separation from service” as defined in the 409A Regulations, any payment under any portion of a cash or Unit-based Award granted pursuant to this Plan that would cause the acceleration of, or an addition to, any taxes pursuant to the 409A Regulations may not commence to be paid or delivered earlier than six (6) months after the date of such Participant’s separation from service (or if earlier, the date of such Participant’s death). Any amount that is otherwise payable within the six-month period described herein will be aggregated and paid in a lump sum without interest.

(h) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any participating Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any participating Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any participating Affiliate.
(i) No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated.
(j) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
(k) Facility Payment. Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Committee, is unable to manage properly his financial affairs, may be paid to the legal representative of such person, or may be applied for the benefit of such person in any manner that the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.
(l) Gender and Number. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.
(m) Allocation of Costs. Nothing herein shall be deemed to override, amend, or modify any cost sharing arrangement, omnibus agreement, or other arrangement between the Company, the Partnership, and any Affiliate regarding the sharing of costs between those entities.
(n) Deferrals. The Committee may, to the extent permitted by applicable law, permit Participants to defer Awards under the Plan. Any such deferrals shall be subject to such terms, conditions and procedures that the Committee may establish from time to time in its sole discretion and consistent with the advance and subsequent deferral requirements of Section 409A of the Code.
(o) Unfunded Obligations. Any amounts (deferred or otherwise) to be paid to Participants pursuant to the Plan are unfunded obligations of the Company and or its Affiliates. Neither the Partnership nor the Company is required to segregate any monies from its general funds, to create any trusts or to make any special deposits with respect to such unfunded obligation. The Committee, in its sole discretion, may direct the Partnership or the Company to share with its Affiliates the costs of a portion of the Awards paid to Participants. Beneficial ownership of any investments, including trust investments which the Partnership or the Company may make to fulfill this obligation, shall at all times remain in the Partnership or the Company, as applicable. Any investments and the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or a fiduciary relationship between the Committee, the Partnership, the Company or any Affiliate and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s beneficiary or the Participant’s creditors in any assets of the Partnership, the Company or its Affiliates whatsoever. The Participants shall have no claim against the Partnership or the Company for any changes in the value of any assets which may be invested or reinvested by the Partnership or the Company with respect to the Plan.

(p) Forfeiture Events.
(i) If the Partnership or Company is required to prepare an accounting restatement due to the material noncompliance of the Partnership or Company, as a result of misconduct, with any financial reporting requirement under the securities laws, and if a Participant knowingly engaged in the misconduct, was grossly negligent with respect to such misconduct, or knowingly or grossly negligently failed to prevent the misconduct (whether or not the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002), the Participant shall reimburse the Partnership or the Company the amount of any payment in settlement of an Award earned or accrued during the twelve month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement. In addition to the foregoing requirement, and notwithstanding anything else in this Plan or any Award Agreement or any other agreement between the Company and a Participant to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”) has the effect of requiring certain executives of the Company to repay the Company, and for the Company to recoup from such executives, erroneously awarded amounts of incentive-based compensation. If, and only to the extent, the Act, any rules or regulations promulgated thereunder by the Securities and Exchange Commission or any similar federal or state law requires the Company to recoup any erroneously awarded incentive-based compensation (including Awards under this Plan) that the Company has paid or granted to an applicable Participant, even if the Participant has terminated his employment with the Company, the Partnership or any Affiliate, the Participant shall be required to promptly repay such erroneously awarded incentive compensation to the Company upon its written request.
(ii) The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, without limitation, termination of employment for cause, violation of material policies that may apply to the Participant, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Partnership, the Company or any Affiliate.
SECTION 9
Term of the Plan
The Plan shall be effective on the date it is approved by the unitholders of the Partnership of the Company, if such approval is required by the rules of the principal securities exchange on which the Units are traded, or, if such approval is not required, then on the date the Plan is adopted by the Company and shall continue until the earliest of (a) the date it is terminated by the Board, (b) all Units available under the Plan have been paid to Participants, or (c) the tenth (10th) anniversary of the date the Plan is effective, as provided in this Section 9, with respect to the grant of any new Awards. However, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.